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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
FIRST DATA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FIRST DATA CORPORATION
6200 South Quebec Street
Greenwood Village, Colorado 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 21, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Data Corporation, a Delaware corporation (the "Company"), will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, on Wednesday, May 21, 2003, at 11:30 a.m. (M.T.), for the following purposes:

  1.
  The election of two directors;

  2.
  The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2003; and

  3.
  The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Shareholders of record at the close of business on March 24, 2003 (the "Record Date") will be entitled to vote at the meeting and any adjournment or postponement thereof. If you wish to vote your shares at the meeting, the inspector of elections will be available to record your vote at the meeting site beginning at 11:00 a.m. (M.T.) on the date of the meeting. Voting is expected to close at the commencement of the meeting.

        You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedures described on the proxy.

By Order of the Board of Directors

Michael T. Whealy Corporate Secretary April 7, 2003

YOUR VOTE IS IMPORTANT

        PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY OR FOLLOW ANY ALTERNATIVE VOTING PROCEDURES DESCRIBED ON THE PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

FIRST DATA CORPORATION
6200 South Quebec Street
Greenwood Village, Colorado 80111

PROXY STATEMENT

        The Board of Directors of First Data Corporation ("First Data" or the "Company") is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 21, 2003, at 11:30 a.m. (M.T.), and any adjournment or postponement of that meeting. The meeting will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders was first mailed on or about April 7, 2003 to all shareholders of record as of March 24, 2003 (the "Record Date"). The only voting securities of the Company are shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of which there were 747,778,637 shares outstanding as of the Record Date (excluding treasury stock).

        The Company's Annual Report to Shareholders, which contains financial statements for the year ended December 31, 2002, accompanies this Proxy Statement. You also may obtain a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 that was filed with the Securities and Exchange Commission, without charge, by writing to Investor Relations, First Data Corporation, 6200 South Quebec Street, Greenwood Village, Colorado 80111.

TABLE OF CONTENTS

The Proxy Process and Shareholder Voting
Questions and Answers About the Proxy Process
Proposals Submitted for Shareholder Vote
Proposal 1 — Election of Directors
Proposal 2 — Ratification of selection of auditors
Security Ownership by Directors and Executive Officers
Board of Directors
Governance of the Company
Independence of Directors
Committees of the Board of Directors
Compensation of Directors
Report of the Audit Committee
Report of the Oversight Committee
Executive Compensation Report by the Compensation and Benefits Committee
Summary Compensation Table
Option Grants in 2002
Aggregated Option Exercises in 2002 and Year-End 2002 Option Values
Long-Term Incentive Plans — Grants in 2002
Retirement Plans
Chief Executive Officer Succession Arrangement With Mr. Duques
Performance Graph
Certain Transactions and Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance
Principal Holders of Common Stock
Exhibit A — Audit Committee Charter

THE PROXY PROCESS AND SHAREHOLDER VOTING

        The proxy process is the means by which corporate shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. This Proxy Statement provides notice of a scheduled shareholder meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying Proxy Card provides shareholders with a simple means to vote on the described proposals without having to attend the shareholder meeting in person. By executing the Proxy Card, you authorize Charles T. Fote and Michael T. Whealy to act as your Proxies to vote your shares as specified.

        The proxy voting mechanism also is vitally important to the Company. In order for the Company to obtain the necessary shareholder approval of proposals, a "quorum" of shareholders (a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote.

        It is important that you vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, the Company must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its shareholders.

QUESTIONS AND ANSWERS ABOUT THE PROXY PROCESS

Why Did I Receive These Materials?

  Shareholders of the Company as of the close of business on the March 24, 2003 Record Date are entitled to vote at the Company's Annual Meeting. The Company is required by law to distribute these proxy materials to all shareholders as of the Record Date.

What Does It Mean If I Receive More Than One Set Of Materials?

  This means you own shares of the Company that are registered under different names. For example, you may own some shares directly as a "Registered Holder" and other shares through a broker or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards you receive in order to vote all of the shares you own. Each Proxy Card you received came with its own prepaid return envelope; if you vote by mail make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

How Do I Vote?

  You may vote by mail or follow any alternative voting procedure described on the Proxy Card. To use an alternative voting procedure, follow the instructions on each Proxy Card that you receive. To vote by mail, sign and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in favor of the director nominees and in favor of the other proposals. All outstanding shares of Common Stock represented by your signed and dated Proxy Card or for which you have provided instructions by the alternative voting procedure that are received in time for the 2003 Annual Meeting will be voted.

Does My Vote Matter?

  Absolutely! Corporations are required to obtain shareholder approval for the election of directors and other important matters. Shareholder participation is not a mere formality. It is essential for the Company to continue to function. Each share of Common Stock is entitled to one vote and every share voted has the same weight. It is also important that you vote to assure that a quorum is obtained so corporate business can be transacted.

What Percentage Of Votes Is Required To Elect Directors?

  If a quorum is obtained, the two nominees receiving the greatest number of votes will be elected.

What Percentage Of Votes Is Required To Approve Other Proposals?

  If a quorum is obtained, proposals other than the election of directors require the affirmative vote of a majority of shares of Common Stock represented at the meeting and entitled to vote. Since majority approval is required, an "ABSTAIN" vote has the effect of a vote against the proposal.

What Is The Effect Of Not Voting?

  It depends on how ownership of your shares is registered. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

  If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following Question, in the absence of your voting instruction, your broker may or may not vote your shares.

If I Don't Vote, Will My Broker Vote For Me?

  If you own your shares through a broker and you don't vote, your broker may vote your shares in its discretion on some "routine matters." With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the "broker non-vote." "Broker non-vote" shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The Company believes that proposals set forth in this Proxy Statement are routine matters on which brokers will be permitted to vote unvoted shares.

Is My Vote Confidential?

  Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the inspectors of election to certify the results of the shareholder vote, (iv) in the event a proxy solicitation in opposition to the Company or the election of the Board of Directors takes place, (v) if a shareholder has requested that their vote be disclosed, or (vi) to respond to shareholders who have written comments on Proxy Cards.

If I Own My Shares Through A Broker, How Is My Vote Recorded?

  Brokers typically own shares of Common Stock for many shareholders. In this situation the Registered Holder on the Company's stock register is the broker or its nominee. This often is referred to as holding shares in "Street Name." The "Beneficial Owners" do not appear in the Company's shareholder register. Therefore, for shares held in Street Name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform the Company how many of their clients are Beneficial Owners and the Company provides the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are Beneficial Owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes and submits a Proxy Card reflecting the aggregate votes of the Beneficial Owners for whom it holds shares.

Can I Revoke My Proxy And Change My Vote?

  Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by submitting another valid proxy bearing a later date, or (iii) by attending the meeting and giving the Inspector of Elections notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

Will Any Other Business Be Transacted At The Meeting? If So, How Will My Proxy Be Voted?

  Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company's By-Laws for submitting proposals to be considered at the meeting has passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who Counts The Votes?

  Votes will be counted and certified by the Inspectors of Election, who are employees of Wells Fargo Bank Minnesota, National Association, the Company's independent Transfer Agent and Registrar. If you are a Registered Holder, your executed Proxy Card is returned directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Wells Fargo on behalf of its clients.

How Much Does The Proxy Solicitation Cost?

  The Company has engaged the firm of Morrow & Co. to assist in distributing and soliciting proxies for a fee of $7,500, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies.

What Is The Deadline For Submitting Proposals To Be Considered For Inclusion In The 2004 Proxy Statement?

  Shareholder proposals requested to be included in the Company's 2004 Proxy Statement must be received by the Company not later than December 9, 2003. Proposals should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 10825 Old Mill Road, Suite M-10, Omaha, Nebraska 68154.

If I Do Not Submit A Proposal In Time To Be Included In The 2004 Proxy Statement, May I Still Nominate Someone To Be A Director Of The Company Or Submit Any Business To Be Considered At The Company's Annual Shareholder Meeting In 2004?

  Even if a proposal is not submitted in time to be considered for inclusion in the Company's 2004 Proxy Statement, a proper shareholder proposal or director nomination may still be considered at the Company's 2004 annual meeting, but only if the proposal or nomination is received by the Company no sooner than January 22, 2004 and no later than February 21, 2004. All proposals should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 10825 Old Mill Road, Suite M-10, Omaha, Nebraska 68154.

PROPOSALS SUBMITTED FOR SHAREHOLDER VOTE

Proposal 1

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of two current directors, Mr. Jones and Mr. Russell, expire at the 2003 Annual Meeting of Stockholders. Mr. Jones and Mr. Russell have been nominated for reelection through the 2006 Annual Meeting of Stockholders or until a successor is elected and qualified. (See the Board of Directors section for information concerning all Directors.) In the case of a vacancy occurring during the year in any class, the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

        The term of office of Robert J. Levenson also was scheduled to expire at the 2003 Annual Meeting of Stockholders. However, Mr. Levenson recently decided not to run for reelection and submitted his resignation as a director. Since the Board did not have adequate time to recruit another person to nominate as a director in this Proxy Statement and the time for shareholder nominations of directors had passed, the Board reduced the number of directors of the Company to nine. If at some future date the Board recruits another qualified individual willing to become a director of the Company, the Board may increase the number of directors of the Company in accordance with the provisions of the Company's Bylaws and elect that person as a director. The person would be included in the class of directors whose terms would expire at the 2006 Annual Meeting of Stockholders.

        The terms of Mr. Duques, Mr. Fote and Ms. Spero expire at the 2004 Annual Meeting of Stockholders. The terms of Ms. Davis, Mr. Robinson, Mr. Schwartz, and Mr. Weinbach expire at the 2005 Annual Meeting of Stockholders.

        A shareholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for one or more of the nominees by so indicating on the Proxy Card. Your shares will be voted as you specify on the enclosed Proxy Card or as you instruct via the alternative voting procedure described on the Proxy Card. If you sign, date and return the Proxy Card without specifying how you want your shares voted, they will be voted for the election of the Director nominees. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the Director nominees, your shares will be voted for that other person.

        Directors are elected by a plurality of votes of the shares represented at the meeting and entitled to vote. Therefore, if a quorum is present, the two nominees receiving the greatest number of votes will be elected. The effects of unvoted shares, abstentions and "broker non-votes" are discussed in the preceding Questions and Answers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. JONES
AND MR. RUSSELL AS DIRECTORS FOR THREE-YEAR TERMS.

Proposal 2

RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors recommends to the shareholders the ratification of the selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 2003. Ernst & Young LLP has served as the independent auditors for the Company or its predecessor entities since 1980. Historically, Ernst & Young LLP has followed a policy of rotating the partner in charge of the Company's audit every seven years. Consistent with the recently adopted regulations pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner will be rotated every five years beginning with the 2004 audit year.

        A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Summary of Auditor's Fees for 2002

        Audit Fees.    Ernst & Young LLP's fees for the Company's annual audit were $3.6 million in 2002 and $3.1 million in 2001.

        Audit-Related Fees.    Ernst & Young LLP's fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements were $2.6 million in 2002 and $2.4 million in 2001. Audit-related services generally include fees for service auditor reviews, subsidiary and employee benefit plan audits, business acquisitions and accounting consultations.

        Tax Fees.    Ernst & Young LLP's fees for tax compliance, tax advice, and tax planning services to the Company were $1.7 million in 2002 and $1.2 million in 2001.

        All Other Fees.    Ernst & Young LLP's fees for all other professional services rendered to us during 2002 were $0.8 million for 2002 and $0.2 million for 2001. These fees primarily are related to treasury and business advisory services.

        In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following tables sets forth, as of January 1, 2003, the beneficial ownership of Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement and all directors and executive officers as a group. Each person has sole voting and investment power of the shares, except as noted.

Title of Class	Name	Amount and Nature of Beneficial Ownership(1)
Company	Guy A. Battista	211,730
Common Stock	Alison Davis	41,305
	Henry C. Duques	4,882,135	(2)
	Charles T. Fote	2,625,843
	Courtney F. Jones	305,107
	Kimberly S. Patmore	283,887
	Pamela H. Patsley	227,500
	James D. Robinson III	350,353	(3)
	Charles T. Russell	200,665
	Bernard L. Schwartz	324,411
	Joan E. Spero	147,418
	Arthur F. Weinbach	53,816
	Michael T. Whealy	605,483
	All directors and executive officers as a group (17 persons)	10,327,741	(4)

(1)
The number of shares reported includes shares covered by options that are exercisable within 60 days of January 1, 2003 as follows: Mr. Battista, 208,832; Ms. Davis, 41,305; Mr. Duques, 4,866,248; Mr. Fote, 2,487,084; Mr. Jones, 305,107; Ms. Patmore, 279,000; Ms. Patsley, 217,500; Mr. Robinson, 289,851; Mr. Russell, 199,865; Mr. Schwartz, 271,466; Ms. Spero, 147,418; Mr. Weinbach, 53,816; Mr. Whealy, 603,366; all directors and executive officers as a group; 10,038,358.
(2)
Includes 8,536 shares held by Mr. Duques' wife.
(3)
Includes 10,000 shares held by Mr. Robinson's wife.
(4)
The percent of outstanding Common Stock beneficially owned by all directors and executive officers as a group is approximately 1.4%. The percentage beneficially owned by any director or nominee does not exceed 1%.

BOARD OF DIRECTORS

Name and Age	Principal Occupation, Business Experience and Directorships	Director Since
Alison Davis Age 41	Chief Financial Officer and Head of Strategy, Managing Director of Barclays Global Investors from June 2000 to October 2002. From 1993 to 2000, she served with A.T. Kearney, Inc., most recently leading the West Coast practice and between 1984 to 1993 she held several positions with McKinsey & Company. Ms. Davis is a director of Les Concierges.	2002
Henry C. Duques Age 59
	Chairman of the Company from April 1989 to January 2003, Chief Executive Officer of the Company from April 1989 to January 2002 and Chairman of the Board of eONE Global, LLC, a majority-owned subsidiary of the Company, since November 2000. Mr. Duques will continue to perform certain functions as a non-executive employee of the Company until April 2003. He joined American Express in September 1987 as President and Chief Executive Officer of the Data Based Services Group of American Express Travel Related Services Company, Inc. ("TRS"), the predecessor of the Company, and served in that capacity until April 1989. Mr. Duques was Group President Financial Services and a member of the Board of Directors of Automatic Data Processing, Inc. from 1984 to 1987. He is a director of Unisys Corporation, CheckFree Corporation, and SunGard Data Systems, Inc., as well as a member of the Board of Trustees of The George Washington University.	1989
Charles T. Fote Age 54
	Chairman of the Company since January 2003, President and Chief Executive Officer of the Company since January 2002. Mr. Fote served as President and Chief Operating Officer of the Company from September 1998 to January 2002. He served as Executive Vice President of the Company from its initial public offering in April 1992 until September 1998. He was a Director of the Company from the time of its formation in April 1989 as a subsidiary of American Express Company until its initial public offering. Mr. Fote also served as President of Integrated Payment Systems ("IPS") from December 1989 through December 1991. From 1985 until 1989, he was Executive Vice President of the Payment Products division of TRS, the predecessor of IPS.	2000

Courtney F. Jones Age 63
	Managing Director in charge of the New World Banking Group of Bankers Trust from December 1997 to July 1999, Mr. Jones currently provides consulting services for various companies. He was a Managing Director in Merrill Lynch's Investment Banking Division from July 1989 to December 1990. Prior thereto, he served as Chief Financial Officer, Executive Vice President and a member of the Board of Directors for Merrill Lynch & Co. Inc. From February 1982 to September 1985, Mr. Jones served as Treasurer and Secretary of the Finance Committee of the Board of Directors of General Motors Corporation. He also was formerly a Director of General Motors Acceptance Corporation and General Motors Insurance Company.	1992
James D. Robinson III Age 67
	Director of eONE Global, LLC, a majority-owned subsidiary of the Company, since November 2000. He is a General Partner and co-founder of RRE Ventures, a private information technology venture investment firm. Mr. Robinson previously served as Chairman and Chief Executive Officer and as a Director of American Express from 1977 until February 1993. He is a Director of Bristol-Myers Squibb Company, The Coca-Cola Company, Novell, Inc., Pinnacor, Inc. and several privately owned companies. Mr. Robinson is a member of the Business Council and the Council on Foreign Relations. He is Honorary Co-Chairman of Memorial Sloan-Kettering Cancer Center, an honorary Trustee of the Brookings Institution and Chairman Emeritus of the World Travel and Tourism Council Institution.	1992
Charles T. Russell Age 73	Director of eONE Global, LLC, a majority-owned subsidiary of the Company, since November 2000. He served as President and Chief Executive Officer of VISA International from 1984 to January 1994. Mr. Russell joined VISA in 1971. He serves on the Board of Visitors at the University of Pittsburgh's Joseph M. Katz School of Business.	1994

Bernard L. Schwartz Age 77
	Chairman of the Board of Directors and Chief Executive Officer of Loral Space & Communications Ltd., a high-technology company concentrating on satellite manufacturing and satellite-based services. He served as Chairman of the Board of Directors and Chief Executive Officer of Loral Corporation, a leading defense electronics business, from 1972 to 1996. Mr. Schwartz also serves as Chairman and Chief Executive Officer of K&F Industries, Inc. a worldwide supplier of aircraft braking systems. In addition, Mr. Schwartz is a member of the Advisory Council at the Paul H. Nitze School of Advanced International Studies at Johns Hopkins University where he established a chair in political economy, a trustee of Mount Sinai-New York University Medical Center, a trustee of Thirteen/WNET and vice chairman of the New York Film Society.	1992
Joan E. Spero Age 58
	President of the Doris Duke Charitable Foundation since January 1997. Ms. Spero was Undersecretary of State for Economic, Business and Agricultural Affairs from 1993 to 1997. From 1981 to 1993, Ms. Spero held several offices with American Express Company, the last being Executive Vice President, Corporate Affairs and Communications. Prior to that Ms. Spero was Ambassador to the United Nations for Economic and Social Affairs from 1980 to 1981 and she was an Assistant Professor at Columbia University from 1973 to 1979. Ms. Spero is a director of Delta Air Lines. She is a member of the Board of Trustees of the Brookings Institution, the Wisconsin Alumni Research Foundation, the Council on Foreign Relations and Columbia University. Ms. Spero was a member of the Board of Directors of Hercules Incorporated from 1985 to 1993 and acted as Chair of the Audit and Compensation Committees for periods of that time.	1998
Arthur F. Weinbach Age 59	Chairman and Chief Executive Officer of Automatic Data Processing Inc. ("ADP") since 1998. Mr. Weinbach joined ADP in 1980 and has served as an ADP Director since 1989. He is also a Director of Schering-Plough Corp. as well as serving on the boards of Boys Hope, New Jersey Seeds, New Jersey Institute of Technology and the United Way of Tri-State.	2000

GOVERNANCE OF THE COMPANY

        In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company's Second Amended and Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than fifteen Directors. Directors are divided into three classes and Directors in each class are elected for a three-year term. During 2002, the Board of Directors met nine times (not including Committee meetings). Each of the Directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served during 2002, except for Mr. Schwartz who attended ten of fifteen meetings for a 66.7% attendance rate.

INDEPENDENCE OF DIRECTORS

        The Board of Directors believes that a majority of its members are independent outside directors. A director is independent if they have had no material relationship with the Company and otherwise satisfy the independence requirements of the New York Stock Exchange. The Board believes that the following relationships are immaterial for purposes of determining independence: (i) owning or holding options to acquire First Data Common Stock, (ii) service as an officer or employee of First Data or its subsidiaries that ended more than five years ago, (iii) any prior service as an interim Chief Executive Officer of First Data, (iv) employment or affiliation with the auditor of First Data that ended more than five years ago, (v) having a family member that is an employee but not an executive officer of First Data, (vi) any relationship that is not required to be disclosed in the Corporation's annual proxy statement, and (vii) owning part of a company in which First Data also has an ownership interest if there is no other material relationship between First Data and such company. All other relationships are reviewed on a case-by-case basis. The Board has reviewed the independence of the current directors under these standards and found Ms. Davis, Mr. Jones, Mr. Russell, Ms. Spero, and Mr. Weinbach to be independent. The Board also found Mr. Schwartz to be independent although he was associated with one series of transactions outside of the standards. Mr. Schwartz is the Chairman, Chief Executive Officer and a shareholder of less than five percent of the outstanding shares of Loral Space & Communications LTD ("Loral"). In 2002, the Company paid $158,000 to a subsidiary of Loral for satellite telecommunication services, which represented approximately 0.015% of the total revenues of Loral. The Board determined that these payments were insignificant to Loral as well as Mr. Schwartz and, therefore, did not affect his independence.

COMMITTEES OF THE BOARD OF DIRECTORS

        The members of the Audit Committee are Courtney F. Jones (Chairperson), Joan E. Spero and Arthur F. Weinbach. The Audit Committee consists of three or more directors each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise "independent" under the rules of the New York Stock Exchange. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The Board of Directors has determined that Mr. Jones and Mr. Weinbach are audit committee financial experts as defined by Item 401(h) of Regulation S-K of the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, including the Company's disclosure controls and procedures, (iii) the independent auditor's qualifications and independence, (iv) the performance of the Corporation's internal audit function and independent auditors, and (v) the Corporation's contingency plans for business continuity. During 2002, the Audit Committee met nine times.

        The members of the Compensation and Benefits Committee (the "Compensation Committee") are Charles T. Russell (Chairperson), Alison Davis, and Bernard L. Schwartz. The Compensation Committee consists of three or more directors, each of whom the Board has determined has no material relationship with the Corporation and is otherwise "independent" under the rules of the New York Stock Exchange. The Compensation Committee is responsible for (i) establishing the Corporation's general compensation philosophy, and overseeing of the development and implementation of compensation programs, (ii) with input from the Board of Directors, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other management, evaluating the performance of the CEO and other management in light of those goals and objectives, and setting the CEO's and other management's compensation level based on this evaluation, (iii) administering and interpreting all salary and incentive compensation plans for officers, management and other key employees, (iv) reviewing senior management compensation, (v) reviewing management organization, development and succession planning, (vi) taking any actions relating to employee benefit, compensation, and fringe benefit plans, programs, or policies of the Corporation, (vii) appointing, monitoring and terminating named fiduciaries of employee benefit plans, (viii) establishing, overseeing and delegating authority to employee committees with respect to employee benefit plans, (ix) overseeing regulatory compliance with respect to compensation matters, (x) reviewing and approving severance or similar termination payments to any executive officer of the Company, (xi) preparing reports on executive compensation, (xii) reporting activities of the Committee to the Board of Directors on a regular basis and reviewing issues with the Board as the Committee deems appropriate, and (xiii) preparing an annual performance evaluation of the Committee. The Compensation Committee regularly consults with independent compensation advisors in performing its duties. During 2002, the Compensation Committee met six times.

        On March 5, 2003, the Board of Directors established the Corporate Governance Committee which consists of two or more directors who have no material relationship with the Company and are otherwise independent under the rules of the New York Stock Exchange. The current members of the Corporate Governance Committee are Joan E. Spero (Chairperson), Alison Davis, and Bernard Schwartz. The Corporate Governance Committee is responsible for (i) establishing criteria for selecting new Directors, (ii) assessing, considering and recruiting candidates to fill positions on the Board of Directors, (iii) recommending the director nominees for approval by the Board of Directors and the shareholders, (iv) establishing and recommending to the Board of Directors guidelines for the removal of directors, (v) reviewing the desirability of and recommending policies from time to time regarding term limits and mandatory retirement for directors, (vi) reviewing at least annually and recommending modifications to the Board of Directors corporate governance guidelines, (vii) advising the Board of Directors with respect to the charters, structure, operations and membership qualifications for the various Board committees of the Board of Directors, (viii) establishing and implementing self-evaluation procedures for the Board of Directors and its committees, (ix) reviewing and making recommendations regarding the succession plans relating to positions held by senior executive officers of the Company. In exercising its Director nomination responsibilities, the Committee shall consider women and minority candidates consistent with the Company's nondiscrimination policies. In addition, the Committee will consider persons recommended by shareholders. Shareholder recommendations may be submitted to the Secretary of the Company at 10825 Old Mill Road, Suite M-10, Omaha, Nebraska 68154, and they will be forwarded to the Corporate Governance Committee members for their consideration.

        The members of the Executive Committee are James D. Robinson III (Chairperson), Charles T. Fote, and Courtney F. Jones. The Executive Committee meets in place of the full Board of Directors in intervals between meetings of the Board. The Committee may act on behalf of the Board of Directors on all matters permitted by the General Corporation Law of the State of Delaware. The Executive Committee met four times in 2002.

        On March 7, 2001, the Board of Directors established the Oversight Committee which consists of one or more directors who, in the judgment of the Board of Directors, have no material relationship with the Company and are otherwise independent under the rules of the New York Stock Exchange. The Committee's current membership consists of Courtney F. Jones (Chairperson), who also serves as Chairperson of the Audit Committee. The Oversight Committee is responsible for (i) reviewing intercompany transactions and relationships that involve potential conflicts of interest with related parties, (ii) establishing policies and procedures regarding relationships with related parties, (iii) reviewing compliance with such policies and procedures, and (iv) approving in advance transactions or relationships involving a conflict of interest between the Company and related parties in cases in which management or the Committee deems approval is required to protect the interests of shareholders of the Company. During 2002, the Oversight Committee met eight times.

        Beginning in 2003, the non-management directors will meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Corporate Governance Committee shall be the presiding director at these meetings.

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company or its affiliates were paid an annual retainer of $50,000. In addition, a non-employee chairperson of a standing committee receives an annual retainer of $8,000. Because of the additional time commitment required of the chairperson of the special Oversight Committee established by the Board, the chairperson of the Oversight Committee receives an annual retainer of $60,000. Non-employee directors have the option of electing to receive all or a portion of the annual retainer fees in the form of stock option grants pursuant to the First Data Corporation 1993 Director's Stock Option Plan. Non-employee directors also receive annual grants of non-qualified options pursuant to the same plan. Each non-employee director receives options for 20,000 shares of Common Stock upon commencing services as a director and options for 8,000 shares of Common Stock on the date of each annual shareholders' meeting thereafter, except that on the fourth annual shareholders' meeting after the initial grant and every third annual shareholders' meeting thereafter, instead of options for 8,000 shares, each non-employee director receives options for 28,000 shares. Each non-employee director who serves at the request of the Company on the governing board of an entity in which the Company has a significant ownership or business interest also receives options for 4,000 shares of Common Stock upon initial appointment to that board and options for 4,000 shares of Common Stock each year thereafter as long as he or she remained a non-employee director and continued to serve on such board at the request of the Company. Directors are reimbursed for their actual expenses incurred in attending Board, committee and shareholder meetings, including those for travel, meals and lodging.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is included as Exhibit A to this Proxy Statement.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company and its subsidiaries to be set forth in the Company's 2002 Annual Report to Shareholders and the Company's Annual Report on Form 10-K for the year ended December 31, 2002 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, independent auditors for the Company, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Statement on Auditing Standards No. 61 includes, among other items, matters relating to the conduct of an audit of the Company's financial statements under generally accepted auditing standards.

        The Audit Committee has received the written communication from Ernst & Young LLP required by Independence Standards Board Standard No. 1, has considered the compatibility of nonaudit services with the auditors' independence, and has discussed with Ernst & Young LLP their independence from the Company.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Courtney F. Jones (Chairperson)
Joan E. Spero
Arthur F. Weinbach

REPORT OF THE OVERSIGHT COMMITTEE

        The Oversight Committee assists the Board of Directors of the Company in overseeing transactions between the Company and related parties to protect the interests of the Company's shareholders. In reviewing transactions and creating policies and procedures, the Oversight Committee considers a number of factors, including the interests of the Company's shareholders, the significant investment that the Company and the shareholders have made in related parties, the importance of the business objectives of the related parties to the Company and the present and future value of the related parties to the Company's shareholders. During 2002, the Oversight Committee met eight times. The Committee reviewed eight transactions and determined that the transactions had been negotiated in an arm's-length manner on commercially reasonable terms that were fair to the Company. The Committee also reviewed the current status of the Company's relationships with related parties.

OVERSIGHT COMMITTEE
Courtney F. Jones (Chairperson)

EXECUTIVE COMPENSATION REPORT BY THE COMPENSATION
AND BENEFITS COMMITTEE

        The Compensation and Benefits Committee (the "Committee") consists of three independent, non-employee directors. The Committee establishes executive compensation policies and employee benefits plans. It also sets the bonus awards for senior management, including the Named Executives.

        Compensation Philosophy.    First Data operates in a competitive and rapidly changing industry. The Company believes that its executive compensation programs should be designed to attract, retain and motivate executives who possess the high-quality skills and talents necessary to grow and transform the business. These programs are also designed to reflect the Company's belief that the interests of its Chief Executive Officer (CEO) and senior management should be aligned with those of the shareholders.

        In furtherance of its objectives, the Committee has structured the CEO and senior management's total compensation as a combination of base salary, annual incentive compensation, stock options and a long-term incentive award. For these executives, the Committee has determined that a significant portion of total compensation should be comprised of "at-risk," performance-based components. The at-risk components are structured to reward results that benefit shareholders and are not earned unless specific, pre-established goals are met.

        The Committee seeks to set executive compensation at appropriate and competitive levels. In this regard, the Committee relies on market data provided by surveys conducted by external compensation consultants. The Committee's philosophy is that base salary and annual incentive compensation should be competitive with the market, and, based upon the Company's financial performance both as a whole and relative to specific targets, that long-term incentive compensation should directly align with the value created for shareholders.

        Base Salary.    It is the Committee's policy, in setting total compensation, that while base salary should remain competitive, annual and long-term incentive compensation should be emphasized. Accordingly, the CEO's salary is targeted between the 50th and 75th percentile of market. The salaries of the other Named Executives are targeted to reflect salaries at approximately the 75th percentile of market. The Committee targets the total compensation to be paid when pre-established performance goals are achieved to be at or above the 75th percentile of market.

        Annual Incentive Compensation.    The Committee implemented a separate annual incentive plan for the CEO and Chief Operating Officer in 1999, after obtaining shareholder approval to maintain the tax deductibility of the incentive plan payments. The Senior Executive Incentive Plan provides an annual incentive opportunity based on the performance of Company earnings before interest expense and taxes (EBIT). For 2003, the Committee has determined to include additional objectives for performance of Company earnings per share (EPS), which may reduce the amount otherwise payable under the Plan. The 2003 Plan is designed to focus attention and efforts on both of these important financial measurements.

        For executive management, except Mr. Fote, the Company adopted an annual management incentive program with bonus targets payable if specific goals are achieved. The annual incentive opportunity is based on the overall performance of the Company, a business unit and achievement of the executive's individual objectives. The purpose of this incentive is to tie a significant portion of annual pay directly to key financial results and other important objectives.

        Stock Options.    The Committee has established an annual option grant program under which the number of option grants made each February to the Named Executives and other senior management is performance driven. In 2003, the CEO was eligible for up to 200,000 options and each of the other Named Executives was eligible for a maximum grant of 60,000 options.

        Long-Term Incentive Compensation.    Because the Committee considers a long-term orientation essential for the CEO and members of executive management, a major part of their incentive compensation is based on the Company's Shareholder Value Plan. Under the plan, performance units are awarded each year at the beginning of a two-year performance period. The value of the performance unit awards is determined at the end of this period by measuring the Company's total shareholder return compared to the total shareholder return of the companies in the S&P 500 Index over the same period (subject to the Committee's discretion to adjust downward). The awards reach their maximum value if the percentage increase in the price of the Company's Common Stock, plus dividends, exceeds that of 75% of the companies in the S&P 500 Index. This award amount is banked for an additional two-year period and increases annually by an amount equal to 50% of the Company's return on equity percentage or, if the return on equity is negative, decreases by an amount equal to 100% of the Company's return on equity percentage.

        The increase in the Company's Common Stock during the performance period beginning January 1, 2001 and ending December 31, 2002 was at the 89thpercentile of the companies in the S&P 500 Index, resulting in the maximum unit value of $2,000,000 to Mr. Fote, and up to $900,000 for other Named Executives.

        Performance Reviews.    Although the CEO's annual and long-term incentive award is formula driven (subject to the Committee's discretion to make a downward adjustment), the Committee developed a formalized process for providing performance review and feedback to Mr. Fote. For 2003, the outside Board members and Mr. Fote mutually developed goals for him in several major areas. Similarly, in February 2003, Mr. Fote reviewed his assessment of each of the other Named Executives with the outside Board members and received their input. Mr. Fote then met with each of the Named Executives to discuss performance and set performance goals for 2003.

        Policy on Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code limits the Company's tax deduction to $1 million for compensation paid to any of the Named Executives unless certain requirements are met. The Company's 1992 and 2002 Long-Term Incentive Plans, Shareholder Value Plan, and the Company's Senior Executive Annual Incentive Plan are designed to meet those requirements. The Committee generally administers these programs to obtain full deductibility of executive compensation under Section 162(m) unless it determines that to do so would not be in the best interest of the Company and its shareholders.

COMPENSATION AND BENEFITS COMMITTEE
Charles T. Russell (Chairperson)
Bernard L. Schwartz
Joan E. Spero

SUMMARY COMPENSATION TABLE

        The following table shows the cash and other compensation paid or earned and certain long-term awards made to the Named Executives for all services to the Company in all capacities for 2002, 2001, and 2000.

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)		LTIP Payouts ($)		All Other Compensation ($)(1)
Charles T. Fote Chairman and Chief Executive Officer	2002 2001 2000	1,000,000 702,693 700,000	832,000 720,000 750,000	84,011 0 0	(2)	0 1,150,000 375,117	(4) (5)	467,989 0 0	(3)	111,831 109,588 96,612
Pamela H. Patsley Senior Executive Vice President	2002 2001 2000	495,833 472,692 332,692	372,000 232,000 350,000	220,821 0 0	(6)	70,000 100,000 429,875	(4) (4) (5)	0 0 0		22,005 12,766 12
Michael T. Whealy Executive Vice President, Chief Administrative Officer, Secretary, and General Counsel	2002 2001 2000	470,833 443,462 400,000	318,150 420,000 350,000	31,058 126,346 0	(6) (6)	80,000 100,000 229,875	(4) (4) (5)	467,989 0 0	(3)	107,417 78,338 54,706
Kimberly S. Patmore Executive Vice President and Chief Financial Officer	2002 2001 2000	466,667 418,365 357,692	318,150 420,000 350,000	75,123 0 0	(2)	80,000 100,000 185,546	(4) (4) (5)	0 0 0		84,189 67,871 48,025
Guy A. Battista Executive Vice President and Chief Information Officer	2002 2001 2000	395,833 355,769 246,538	318,150 420,000 175,000	67,244 0 0	(2)	80,000 100,000 73,596	(4) (4) (5)	0 0 0		83,757 54,645 42,332

(1)
Amounts shown for Mr. Battista, Mr. Fote, Ms. Patmore, Ms. Patsley and Mr. Whealy include Company contributions to defined contribution plans and the dollar value of above market interest accrued on the Supplemental Incentive Savings Plan. For 2002, these amounts were, respectively, as follows: Mr. Fote: $94,000/$17,831, Mr. Whealy: $94,000/$13,417, Mr. Battista: $76,688/$7,069, Ms. Patmore: $73,906/$10,283 and Ms. Patsley: $20,660/$1,345.
(2)
Amounts shown for Mr. Battista, Mr. Fote and Ms. Patmore include Country Club membership expenses. Those amounts were, respectively, as follows: Mr. Fote: $79,904, Mr. Battista: $67,244 and Ms. Patmore: $68,634.
(3)
2002 LTIP Payout Awards for Mr. Fote and Mr. Whealy represent amounts "banked" at the end of the two-year performance period which ended December 31, 1999. Mr. Battista, Ms. Patmore and Ms. Patsley were not eligible to participate at that time.
(4)
All share amounts reflect the Company's 2-for-1 stock split on June 4, 2002.
(5)
Includes split-adjusted options to purchase shares of the Common Stock of the Company, adjusted to reflect the Company's 2-for-1 stock split on June 4, 2002, and options to purchase Limited Partnership Interests (shares) of eONE Global, LP (a subsidiary) under the eONE Global, LP Long-Term Incentive Plan, respectively, as follows: Mr. Fote: 150,000/225,117, Ms. Patsley: 300,000/129,875, Mr. Whealy: 100,000/129,875, Ms. Patmore: 60,000/125,546, Mr. Battista: 0/73,596. All of the eONE Global options were voluntarily surrendered in 2002 for no consideration.
(6)
Relocation, moving expenses and associated reimbursement amounts.

OPTION GRANTS IN 2002

        The following table contains information concerning options to purchase Common Stock of the Company under the First Data Corporation 1992 and 2002 Long-Term Incentive Plans that were granted to each of the Named Executives during 2002.

	Individual Grants
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2002 (1)	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value ($)
Charles T. Fote	0	(2)	0	0	0	0
Pamela H. Patsley	70,000	(3)	0.4362	41.2050	02/06/12	997,710	(4)
Michael T. Whealy	80,000	(3)	0.4985	41.2050	02/06/12	1,140,240	(4)
Kimberly S. Patmore	80,000	(3)	0.4985	41.2050	02/06/12	1,140,240	(4)
Guy A. Battista	80,000	(3)	0.4985	41.2050	02/06/12	1,140,240	(4)

(1)
Based on options to purchase an aggregate of 16,049,403 shares granted to employees under the First Data Corporation 1992 and 2002 Long-Term Incentive Plans during 2002.
(2)
Mr. Fote's annual option grant for 2002 was made in December 2001 upon his election as Chief Executive Officer of the Company.
(3)
Options were granted under the First Data Corporation 1992 Long-Term Incentive Plan and carry an exercise price of 100% of the fair-market value of the underlying Common Stock on the date of grant and become exercisable in increments of one-fourth each year beginning on the first anniversary of the date of the grant. All share amounts reflect the Company's 2-for-1 stock split on June 4, 2002.
(4)
These values were calculated using the Black-Scholes single option-pricing model, a formula widely used and accepted for valuing traded stock options. The model is based on immediate exercisability and transferability, which are not features of the options shown in the table. Any ultimate value will depend on the market value of the Company's stock at a future date. The following assumptions were used to calculate the values for grants under the First Data Corporation 1992 Long-Term Incentive Plan: estimated future dividend yield of .21%; expected price volatility of 40.00%; weighted average risk-free rate of return of 4.2000%; and option holding period of 5 years.

AGGREGATED OPTION EXERCISES IN 2002 AND
YEAR-END 2002 OPTION VALUES

        The following table sets forth information for the Named Executives regarding the exercise of stock options during 2002 and unexercised stock options held as of the end of 2002:

				Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name		Shares Acquired on Exercise(#)	Value Realized($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Charles T. Fote	(2)	1,080,000	36,727,209	2,092,084	1,277,500	25,708,977	7,233,322
Pamela H. Patsley	(2)	0	0	175,000	295,000	1,836,358	2,133,983
Michael T. Whealy	(2)	0	0	500,866	237,500	6,980,875	1,529,762
Kimberly S. Patmore	(2)	20,000	678,434	234,000	200,000	3,952,178	1,074,225
Guy A. Battista	(2)	0	0	163,832	167,500	2,692,128	611,969

(1)
The amounts shown for options granted under the First Data Corporation 1992 and 2002 Long-Term Incentive Plan reflect the $35.6800 fair market value of the Company's stock on December 31, 2002 less the option exercise price, but they do not reflect the impact of taxes.
(2)
Options granted under the First Data Corporation 1992 Long-Term Incentive Plan. All share amounts reflect the 2-for-1 stock split on June 4, 2002.

LONG-TERM INCENTIVE PLANS — GRANTS IN 2002

        The following table sets forth information regarding grants made in 2002 under the Shareholder Value Plan to the Named Executives for the four-year period beginning January 1, 2002:

			Estimated Future Payouts under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights(#)(1)	Performances or Other Period Until Maturation or Payout
Name			Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Charles T. Fote	0	4 years	660,000	N/A	3,600,000
Pamela H. Patsley	0	4 years	275,000	N/A	900,000
Michael T. Whealy	0	4 years	250,000	N/A	750,000
Kimberly S. Patmore	0	4 years	250,000	N/A	750,000
Guy A. Battista	0	4 years	250,000	N/A	750,000

(1)
The Company's long-term incentives under the Shareholder Value Plan are not based on shares, units or rights. Under the terms of the plan, at the end of a two-year performance period, a unit value, i.e. the award, is established for each executive based on the performance of the Company's Common Stock as compared to the performance of companies in the S&P 500 Index, subject to the Committee's discretion to reduce the award produced by the formula based on factors it determines in its discretion. Those unit values or awards are banked for an additional two-year period, until payout of the award, during which time the amount will be increased by a percentage equal to 50% of the shareholders' return on equity each year, or, if return on equity is negative, decreased by a percentage equal to 100% of the shareholders' return on equity each year. For the two-year performance period ended December 31, 2002, the formula produced a unit value of $750,000 for Messrs. Battista and Whealy and Ms. Patmore, a unit value of $900,000 for Ms. Patsley and a unit value of $2,000,000 for Mr. Fote.
(2)
Two thresholds must be met before any unit value is established for any of the Named Executives. First, the rate of total shareholders' return must exceed the average two-year treasury note rate of return for the 60-day period prior to the performance period. Second, no unit value is established if the percentage increase in the Common Stock price, plus dividends, does not exceed the percentage increase of at least 50% of the companies in the S&P 500 Index. Amounts shown are the unit values, which would be established under the plan formula applicable to each executive if the thresholds are met, but not exceeded. As noted in footnote (1), these amounts will increase or decrease during the two-year banking period after they are set based on the Company's return on equity.
(3)
No performance level or pay level has been identified as a target.
(4)
Amounts shown are the maximum unit values, which may be established at the end of the performance period. The ultimate payout is determined by the Company's return on equity over the two-year banking period after the unit value is established, and may be greater or less than the amount shown. No limit has been placed on the potential increase or decrease.

RETIREMENT PLANS

        The Company's defined benefit retirement plans were frozen in 1997. Each of the following Named Executives has a frozen benefit which would provide for an annual payment at age 65 of approximately: $97,246 for Mr. Fote, $5,618 for Mr. Whealy, $2,168 for Ms. Patmore, and $6,052 for Mr. Battista.

        All of the Company's Named Executives participate in the Company's defined contribution plans. The Company's contributions to its defined contribution plans on behalf of the Named Executives are shown in the "All Other Compensation" column of the Summary Compensation Table.

CHIEF EXECUTIVE OFFICER SUCCESSION ARRANGEMENT WITH MR. DUQUES

        In connection with the Chief Executive Officer succession, Mr. Duques became a non-executive employee of the Company on January 1, 2002 and performed certain duties in that capacity until April 2003. During that time Mr. Duques (1) continued to be eligible to participate in our compensation and benefit programs, including salary at a rate of $1,000,000 per year, (2) received an annual incentive award of $936,000 for 2002, (3) was reimbursed for expenses he incurred when on Company business at our request, and (4) was provided access to Company services when he was on Company business at our request. Mr. Duques forfeited all options that he held that had not vested by the date he left his employment with the Company. Any options that did vest must be exercised within three years of his last date of employment with the Company as provided by the Company's 1992 Long-Term Incentive Plan.

        In accordance with the terms of the Company's Shareholder Value Plan, an award of $3,600,000 was banked for Mr. Duques on January 1, 2002 for the two-year period beginning January 1, 2000 and an award of $3,600,000 was banked on January 1, 2003 for the two-year period beginning January 1, 2001. Mr. Duques also received a payout in 2002 of $2,246,349 under the Company's Shareholder Value Plan for an award that was banked under the Plan at the end of the two-year performance period ended December 31, 1999 and a payout in 2003 of $4,728,560 for the period ended December 31, 2000. All payouts under the Shareholder Value Plan and deferred compensation programs in which he participated will be made in accordance with the terms of the plans and the elections previously made by Mr. Duques.

        As previously described in the 2002 Proxy Statement, the Company will provide Mr. Duques with an office and administrative assistance for one year and financial consulting services for three years after the date he left employment with the Company. The Company also will transfer to Mr. Duques his executive life insurance policy with sufficient cash value to continue the $1.5 million death benefit to approximately age 83 without additional premiums. He may retain the life insurance coverage or cash out any value in the policy. The Company also gave Mr. Duques an automobile at a total cost of $61,742 in recognition of his twelve years of outstanding leadership of the Company. There were no material changes to these arrangements from those previously disclosed.

PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in cumulative total shareholder return on Common Stock of the Company since December 31, 1997 with the cumulative total return over the same period of (i) the S&P 500 Index, and (ii) a peer group selected by the Company. The peer group is composed of ten computer services companies with market capitalizations over one billion dollars. Additionally, during 2001, two of the companies in the peer group, Equifax Inc. and Ceridian Corp., were involved in transactions that resulted in both companies being split into two public companies. Both the original companies as well as the two new companies that resulted from the split are included in the peer group to show an accurate return on the ownership of stock in the two companies since the beginning of 2001. In 2002, one of those companies, Arbitron Inc. has been omitted from the peer group as it is not in the same line of business or industry as the Company. The following companies comprise the peer group: Automatic Data Processing Inc.; Ceridian Corporation; Certegy Inc.; Computer Sciences Corporation; DST Systems, Inc.; Electronic Data Systems Corporation; Equifax Inc.; Fiserv, Inc.; Paychex, Inc.; SunGard Data Systems, Inc.; and Total System Services, Inc. (the "Peer Group").

        Pursuant to rules of the Securities and Exchange Commission ("SEC"), the comparison assumes $100 was invested on January 1, 1998 in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the peer group are weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Historic stock price is not indicative of future stock price performance.

	FIRST DATA	PEER GROUP	S&P 500
12/31/1997	100.00	100.00	100.00
12/31/1998	109.27	135.24	128.58
12/31/1999	169.34	151.04	155.64
12/31/2000	181.25	197.70	141.46
12/31/2001	270.21	189.54	124.65
12/31/2002	244.43	116.55	97.10

CERTAIN TRANSACTIONS AND OTHER MATTERS

        In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors or officers of the Company or a subsidiary. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

        RRE Ventures.    In the fourth quarter of 1996, the Company made a commitment to invest up to $3 million as a limited partner in RRE Investors, L.P. As of December 31, 2000, the commitment had been fully funded, however, capital that has been called and distributed within an eighteen-month period is subject to recall. Distributions through December 31, 2002 total $1,496,208. The Company is required to pay RRE Advisors, LLC an annual management fee of 2% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. The Company contributed this investment to eONE Global, LP, a majority owned subsidiary, in November 2000. During 2002, eONE Global incurred $60,000 in management fees and $4,526 of other expenses.

        In the second quarter of 1999, the Company made a commitment to invest up to $5 million as a limited partner in RRE Ventures II, L.P. The Company contributed this investment to eONE Global, LP, a majority owned subsidiary, in November 2000. As of December 31, 2002, $4,434,898 of the commitment had been funded. Distributions through December 31, 2002 total $411,622. eONE Global is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. During 2002, eONE Global incurred $125,000 in management fees and $6,111 in other expenses.

        In the second quarter of 2001, eONE Global, LP, a majority owned subsidiary of the Company, made a commitment to invest up to $1 million as a limited partner in RRE Ventures III-A, L.P. As of December 31, 2002, the Company had funded $125,000 of the commitment. The Company is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. During 2002, the Company incurred $25,000 in management fees and $3,954 in other expenses.

        Mr. Robinson, a director of the Company, and members of his family control and have equity interests in RRE Investors, L.P.; RRE Ventures II, L.P.; RRE Ventures III-A, L.P.; and RRE Advisors, LLC. Prior to authorizing the investments as described above, Mr. Robinson's interests in the transactions were disclosed to the Board or the Executive Committee of the Board and the Board or Executive Committee unanimously approved the transactions.

        Employment Agreement.    In 2002, Robert Levenson, a former director and employee of the Company, received $268,387 for services he performed for the Company pursuant to the Agreement and Release between Mr. Levenson and the Company dated June 6, 2000. A copy of the Agreement and Release previously was filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000. Mr. Levenson also received a payout of $467,989 under the Company's Shareholder Value Plan for an award that was banked under the Plan at the end of the two-year performance period ended December 31, 1999 and $985,117 for the period ended December 31, 2000. The Company's Shareholder Value Plan previously was approved by shareholders.

        eONE Global.    The eONE Global business was formed in November 2000 by the Company and iFormation Group. iFormation Group is a partnership of The Boston Consulting Group, General Atlantic Partners, LLC and the Goldman Sachs Group. At the time eONE Global was formed, the Company contributed assets valued at approximately $360 million, iFormation Group contributed $120 million, and the Company and iFormation also committed approximately $100 million in cash, proportionate to their ownership levels, for future business development. The Company owns the majority of the outstanding equity in eONE Global. Henry C. Duques, James D. Robinson III, and Charles T. Russell, directors of the Company, are members of the Board of Directors of eONE Global. Garen K. Staglin, a director of the Company until his resignation on March 6, 2002, also is a director and Chief Executive Officer of eONE Global and the owner of 4,221,657 Class B Common Limited Partnership Interests in eONE Global. The Company and its subsidiaries are involved from time to time in transactions with eONE Global and its subsidiaries. The Oversight Committee of the Board of Directors reviews these transactions to confirm that procedures established by the Oversight Committee were followed. These procedures are intended to ensure that the transactions are commercially reasonable and fair to the Company.

        In connection with the formation of eONE Global, the boards of directors of both the Company and eONE Global approved members of the Company's Executive Committee receiving options to purchase equity interests in eONE Global. Recognizing the potential for conflicts of interest, in March 2001 the Board of Directors of the Company established the Oversight Committee to, among other things, review transactions between eONE Global and the Company. In early 2002, First Data's executive officers who had received eONE Global options surrendered those options for no consideration in order to remove any appearance of conflict. At present, the Oversight Committee intends to continue to review certain transactions between the Company and eONE Global.

        Garen K. Staglin.    As discussed above, Garen K. Staglin was a director of the Company until his resignation on March 6, 2002. He agreed to serve as an emerging payments advisor to the Chairman and the Chief Executive Officer of the Company, without additional compensation. Mr. Staglin also is a director and Chief Executive Officer of eONE Global. During 2002, Mr. Staglin was paid a salary for his services to eONE Global at a rate of $350,000 per year which increased to $400,000 beginning March 1, 2002, a bonus of $1,249,610, and received employee benefits comparable to those received by other employees of eONE Global. Mr. Staglin's compensation was unanimously approved by the eONE Global Compensation Committee which includes a representative of iFormation Group, an equity holder of eONE Global that is unrelated to the Company. On February 1, 2001, eONE Global loaned Mr. Staglin $16,886,628 at 7.4% interest to allow Mr. Staglin to exercise his options to purchase 4,221,657 Class B Common Limited Partnership Interests ("Class B Units") of eONE Global. The Class B Units are nonvoting, restricted interests which will vest over a four-year period. The loan is secured by the Class B Units, is 50% recourse to Mr. Staglin as to principal and 100% recourse as to interest and matures upon the sale of any of the interests or ten years from the date of the note. Effective April 1, 2002, the interest rate on the note was decreased to 5.37% to reflect market interest rates. This reset of the interest rate will be performed annually each April 1st. The largest amount of principal outstanding on the loan during the year was $16,709,668 which is also the current principal balance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock ("Section 16 Persons") to file reports of ownership and changes in ownership in the Company's Common Stock with the SEC and the New York Stock Exchange. Based on the Company's records and other information the Company believes that all Section 16(a) filing requirements for the Section 16 Persons have been complied with during or with respect to the fiscal year ended December 31, 2002.

PRINCIPAL HOLDERS OF COMMON STOCK

        The following table sets forth, based on the number of shares outstanding as of December 31, 2002, the percentage of ownership of the Common Stock by the persons believed by the Company to own beneficially more than 5% of the Common Stock based solely upon filings with the Securities and Exchange Commission.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corp.(1) 82 Devonshire Street Boston, Massachusetts 02109	64,794,256	8.6%

(1)
A Schedule 13G dated February 14, 2003, was filed by FMR Corp. on behalf of itself, its direct and indirect subsidiaries, Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management & Research Company.
(2)
FMR Corp. indicated in the Schedule 13G dated February 14, 2003 that it had sole power to vote or to direct the vote of 6,488,900 shares and the sole power to dispose or to direct the disposition of 64,794,256 shares.

* * *

        You are urged to mark, date, sign and return the enclosed Proxy Card in the prepaid envelope provided for such purpose or follow any alternative voting procedure described on the Proxy Card. Your prompt action may save the Company the expense of a second mailing.

        We encourage all shareholders to attend the Annual Meeting of Stockholders on May 21, 2003. If, due to a disability, you desire this document in an alternative, accessible format or you will need special assistance at the meeting, please contact the Corporate Secretary.

CHARLES T. FOTE Chairman

Exhibit A

AUDIT COMMITTEE CHARTER

I.    PURPOSE AND ORGANIZATION

        The purpose of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, including the Company's disclosure controls and procedures, (iii) the independent auditor's qualifications and independence, (iv) the performance of the Corporation's internal audit function and independent auditors, and (v) the Corporation's contingency plans for business continuity. The Committee also must prepare the report that is required to be included in the annual proxy statement pursuant to the rules of the Securities and Exchange Commission.

        The Committee shall consist of three or more directors each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise "independent" under the rules of the New York Stock Exchange. The Board also shall determine that each member is financially literate, and that at least one member has accounting or related financial management expertise. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

        Members and the Chairperson shall be appointed by the Board for such term as the Board may determine, and shall serve at the pleasure of the Board.

        The function of the Committee is oversight. The Committee does not prepare financial statements or disclosures or perform audits, and its members are not auditors and do not certify the Corporation's financial statements. These tasks are performed by management, the internal auditors or the independent auditors of the Corporation.

        The Committee shall meet at least once every fiscal quarter. The Committee periodically should meet separately with management, the manager of the internal audit department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Corporation, or any outside counsel or independent auditors of the Corporation to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Each year the Committee shall establish a schedule of meetings; additional meetings may be scheduled as required.

        A quorum at any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

        The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

II.    COMMITTEE DUTIES AND RESPONSIBILITIES

        The Committee shall have the following duties and responsibilities and such other duties and responsibilities as the Committee deems appropriate to assist the Board in fulfilling the oversight responsibilities outlined in Section I. Except as otherwise noted, the Committee will determine the frequency with which it will perform the following enumerated duties and responsibilities as necessary to discharge its function.

        A.    With respect to the independent auditors

    1.
    Retain and terminate the independent auditors (subject, if applicable, to shareholder ratification) and review the performance of the independent auditors annually.

    2.
    Review and discuss with the independent auditors their audit procedures, the planned scope of the annual audit, all audit engagement fees and terms which shall be approved by the Committee, the independent auditors' report of audit, the accompanying management letter, if any, and management's responses thereto. In addition, review and approve all significant non-audit engagements.

    3.
    On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Corporation in order to evaluate the auditor's independence. The Committee shall: (i) ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) satisfy itself as to the independence of the independent auditors.

    4.
    Review the qualifications, performance and independence of the lead audit partner of the independent auditors.

    5.
    Discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner.

    6.
    At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors' internal quality control procedures, (ii) any material issues raised by the most recent internal quality control or peer review of the independent auditors, (iii) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and (iv) any steps taken to deal with any such issues.

    7.
    Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Committee, as the shareholders' representatives.

        B.    With respect to financial reporting

    8.
    Review and discuss with management, independent auditors and internal auditors the annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    9.
    Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

    10.
    Discuss with the independent auditors (i) any significant matters arising from any audit, (ii) any difficulties encountered by the independent auditors in the course of the audit, (iii) any restrictions on their activities or access to requested information, (iv) any significant disagreements with management, and (v) management's response to each.

    11.
    Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles.

    12.
    Review any major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies.

    13.
    Review analyses prepared by management or independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

    14.
    Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

    15.
    Discuss with the independent auditors their judgments about the quality, appropriateness and acceptability of the Corporation's accounting principles and financial disclosure practices, as well as the completeness and accuracy of the Corporation's financial statements.

    16.
    Recommend to the Corporation's Board of Directors whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

    17.
    Prepare any report or other disclosures required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement and any other Committee report required by applicable securities laws or stock exchange requirements.

    18.
    Discuss the types of financial information to be disclosed in earnings press releases and types of presentations to be provided to analysts and rating agencies.

    19.
    Review related-party transactions for financial disclosure purposes.

    20.
    Review funding status and potential liabilities regarding the Corporation's employee benefit plan to ensure the adequacy of the Corporation's financial reporting.

    21.
    Review and discuss management's, the internal auditors' and the independent auditor's assessment of the Corporation's exposure to risk and the guidelines and policies to manage such risk, and to discuss the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    22.
    Review with management the Corporation's disclosure controls and procedures, and quarterly review management's conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

        C.    With respect to the internal auditing function and internal controls

    23.
    Review (i) the appointment and replacement of the head of the internal auditing department, (ii) the experience and qualifications of the senior members of the internal auditing department and (iii) the quality control procedures of the internal auditors.

    24.
    Review the planned scope and results of the Corporation's internal audit examinations and assessments.

    25.
    Consult with management, the internal auditors and the independent auditors regarding (i) the adequacy of the Corporation's internal accounting controls, (ii) the adequacy, effectiveness and efficiency of the Corporation's internal audit staff, and (iii) the responsibilities, budget and staffing needs of the internal auditing department.

        D.    Other

    26.
    Review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

    27.
    Review any significant legal, compliance or regulatory matters that may have a material effect on the Corporation's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

    28.
    Consult with management, the internal auditors and the independent auditors regarding the procedures to insure compliance with laws and regulations to which the Corporation is subject.

    29.
    As appropriate, review and direct the investigation of possible violations of law and of the Corporation's Code of Conduct, retain outside counsel and other experts to assist in such investigations and direct that appropriate remedial steps are taken if such violations are detected.

    30.
    Establish hiring policies for employees or former employees of the independent auditors.

    31.
    Report the activities of the Committee to the Board of Directors on a regular basis and review issues with the Board as the Committee deems appropriate.

    32.
    Prepare and review with the Board an annual performance evaluation of the Committee in a manner consistent with the directions of the Corporate Governance Committee.

    33.
    Review program established by management to monitor compliance with the Corporation's Code of Conduct and approve any waiver of the code for directors or executive officers.

III.  DELEGATION TO SUBCOMMITTEE

        The Committee may delegate a portion of its duties and responsibilities to a subcommittee of the Committee.

IV.  RESOURCES AND AUTHORITY

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts as it deems appropriate, without seeking approval of the Board or management.

COMPANY # CONTROL #

There are two ways to vote your Proxy.

VOTE BY PHONE — CALL TOLL FREE — 1-800-240-6326

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11 a.m. (CT) on May 20, 2003.

•
You will be prompted to enter your 3-digit Company Number, 7-digit Control Number (these numbers are located on this card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

•
Then follow the instructions of the automated program.

•
Your telephone vote authorizes your shares to be voted in the same manner as if you marked, signed and returned your proxy.

VOTE BY MAIL

•
Mark, sign and date your proxy card, and return it in the postage-paid envelope we've provided or return it to First Data Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone, please do not mail your Proxy Card
\*/ Please detach here \*/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Courtney F. Jones	02 Charles T. Russell	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2003.			☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 21, 2003

FIRST DATA CORPORATION (FDC)	proxy

This Proxy is solicited by the Board of Directors of First Data Corporation (FDC) for use at the Annual Meeting on May 21, 2003.

By signing this proxy, you revoke all prior proxies and appoint Charles T. Fote and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on March 24, 2003 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. In their discretion, Mr. Fote and Mr. Whealy are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

See reverse for voting instructions.

COMPANY # CONTROL #

There are two ways to vote your Proxy.

VOTE BY PHONE — CALL TOLL FREE — 1-800-240-6326

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11 a.m. (CT) on May 16, 2003.

•
You will be prompted to enter the 3-digit Company Number, 7-digit Control Number (these numbers are located on this card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

•
Then follow the instructions of the automated program.

•
Your telephone vote authorizes your shares to be voted in the same manner as if you marked, signed and returned your proxy.

VOTE BY MAIL

•
Mark, sign and date your proxy card, and return it in the postage-paid envelope we've provided or return it to First Data Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone, please do not mail your Proxy Card
\*/ Please detach here \*/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Courtney F. Jones	02 Charles T. Russell	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2003.			☐ For ☐ Against ☐ Abstain

IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 21, 2003

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the Annual Meeting of Stockholders to be held on May 21, 2003. Additional information about FDC and the matters to be voted on are included in our Proxy Statement and 2002 Annual Report, which are being delivered electronically to a number of our shareholders. To access the Proxy Statement and 2002 Annual Report on the Internet, please visit the "2002 Annual Reports" section of the "Invest in Us" portion of the FDC Internet site at www.firstdata.com. If you would like to receive a printed copy of the Proxy Statement or Summary Annual Report, please visit the "Request Documents" section of the "Invest in Us" portion of the FDC Internet site at www.firstdata.com and submit the information requested. You also may write to First Data Corporation, Investor Relations Department, 6200 S. Quebec Street, Greenwood Village, Colo. 80111 to request a copy.

FIRST DATA CORPORATION (FDC)	proxy

EMPLOYEE PROXY VOTING CARD IN CONNECTION WITH THE FIRST DATA CORPORATION INCENTIVE SAVINGS
PLAN (ISP) AND EMPLOYEE STOCK PURCHASE PLAN (ESPP)

This Proxy is solicited on behalf of the Board of Directors of First Data Corporation (FDC).

Shown on the reverse side of this card are the number of shares of FDC stock, if any, beneficially held for you in the ISP and the ESPP as of March 24, 2003.

By completing and mailing this card in time for delivery before May 16, 2003, you will have voted all of your shares held in the ISP and the ESPP. If you own FDC shares outside of these plans, you will receive separate proxy materials which you should complete and return in the envelope provided with those materials.

Voting authorization for ISP Shares — I hereby instruct the Trustee under the ISP, to vote, in person or by proxy, all shares of Common Stock of FDC allocated to my account under the ISP at the Annual Meeting of Stockholders of FDC to be held on May 21, 2003, and at any postponement or adjournment thereof, in the manner specified on the reverse side of this card. The Trustee will vote the ISP shares represented by the voting instruction if properly completed and signed by me and received back by May 16, 2003. The ISP Trust Agreement instructs the Trustee to vote FDC shares allocated to my ISP account for which the Trustee has not received instructions from me in the same proportion on each issue as it votes those shares credited to participants' accounts for which the Trustee received instructions from participants.

Voting Authorization for ESPP shares — I hereby appoint Charles T. Fote and Michael T. Whealy, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of FDC beneficially held by me in the ESPP on March 24, 2003, at the Annual Meeting of Stockholders of FDC to be held on May 21, 2003, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this card. With respect to ESPP Shares, this Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this Proxy will be voted for the election of the Directors indicated and for the approval of Item 2.

See reverse for voting instructions.

First Data Corporation	Proxy
The Board of Directors Recommends a Vote FOR Items 1 and 2.
1.	Election of directors:	01 Courtney F. Jones	02 Charles T. Russell	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2003.			☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Dated:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION	proxy

This Proxy is solicited by the Board of Directors of First Data Corporation (FDC) for use at the Annual Meeting on May 21, 2003.

By signing this proxy, you revoke all prior proxies and appoint Charles T. Fote and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on March 24, 2003 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. In their discretion, Mr. Fote and Mr. Whealy are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

See reverse for voting instructions.